Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of July 21, 2026, by and between Apex Treasury Corporation, a Cayman Islands exempted company (the “Company”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, substantially concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into that certain Business Combination Agreement, dated as of the date of this Subscription Agreement (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”, and the transactions contemplated by the Transaction Agreement, the “Transactions”), among the Company, Stepping Stone Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and TECfusions, Inc., a Florida corporation (“TECfusions”);

WHEREAS, pursuant to the Transaction Agreement, Merger Sub will be merged with and into TECfusions, with TECfusions surviving as a direct, wholly-owned subsidiary of the Company;

WHEREAS, prior to the closing of the Transactions, the Company will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) and Part 12, Section 206 of the Companies Act (As Revised) (the “Domestication”).

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) may, severally and not jointly, enter into separate subscription agreements with the Company (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, in each case, at the Closing (as defined below), the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4 As of the Closing Date and the Make-Whole Shares Issuance Date, if applicable, Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is aware that the Subscription is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares or the Make-Whole Shares, if applicable, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands and acknowledges that the purchase of the Shares pursuant to this Agreement meets an exemption from filing under FINRA Rule 5123. Subscriber is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors. Subscriber is aware that the Company is not relying specifically on the safe harbor from the registration requirements of the Securities Act provided by Regulation D under the Securities Act, and the Company will not file a Form D under the Securities Act with respect to the offer and sale of the Shares.

2.1.5 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act with respect to the Shares or an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates (if applicable) or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until one year from the filing by the Company of the “Form 10 information” with respect to TECfusions, and that the provisions of Rule 144(i) will apply to the Shares. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, TECfusions, or any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination Agreement or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement. Subscriber agrees that none of (i) any other Subscriber (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Subscriber), (ii) the Placement Agents (as defined below), their respective affiliates or any of their respective affiliates’ control persons, officers, directors or employees, (iii) Apex Treasury Sponsor LLC (the “Sponsor”), its affiliates (other than the Company), or any of its or its affiliates’ respective control persons, officers, directors or employees or (iv) any other party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Subscriber pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

2.1.7 As of the Closing Date and the Make-Whole Shares Issuance Date, if applicable, Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares and the Make-Whole Shares, if applicable, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8 In making its decision to subscribe for the Shares, Subscriber represents that it has relied solely upon the representations, warranties and covenants set forth in this Subscription Agreement, the SEC Reports (as defined below), and the independent investigation made by Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, TECfusions and the Transactions, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company and the Company’s filings with the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary for the Subscriber to make an investment decision with respect to the Shares. The Subscriber acknowledges that no disclosure or any information received by the Subscriber has been prepared by any of Revere Securities LLC (“Revere”) or Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen” and, together with Revere, the “Placement Agents”), and that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. The Subscriber acknowledges that it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Shares and the offer and sale of the Shares.

2.1.9 Subscriber became aware of this offering of the Shares solely by means of direct contact from the Placement Agents in the case of institutional accredited investors, or directly from the Company as a result of a pre-existing, substantial relationship with the Company or TECfusions, and the Shares were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agents, the Company or TECfusions. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that (a) the Placement Agents have not acted as its financial advisor or fiduciary, (b) each of the Placement Agents is acting solely as placement agent to the Company and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company, TECfusions or any other person or entity in connection with the Transactions and (c) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. None of the Company, the Placement Agents, TECfusions, the Sponsor or any of their respective affiliates or representatives acted as investment advisor, broker or dealer to Subscriber in connection with the offer and sale of the Shares.

2.1.10 Subscriber acknowledges and agrees that (a) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (b) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, TECfusions or the Transactions, and (c) the Placement Agents will have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions.

2.1.11 Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription for, and ownership of, the Shares, including those set forth in the SEC Reports (as defined below) and the investor presentation provided by the Company. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has had an opportunity to seek, and sought, such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123, (ii) the institutional customer exemption under FINRA Rule 2111(b) and (iii) the institutional account exemption under FINRA Rule 4512(c).

2.1.12 Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

2.1.13 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares and the Make-Whole Shares or made any findings or determination as to the fairness of this investment.

2.1.14 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares are legally derived.

2.1.15 Subscriber (i) has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 3.1 of this Agreement and any expenses incurred by Subscriber in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents..

2.1.16 Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.1.17 Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that the information provided to it was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Transactions (which will include substantial additional information about the Company, TECfusions and the Transactions and will update and supersede the information previously provided Subscriber). Subscriber further acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. In addition, the Company, TECfusions, the Sponsor, Placement Agents and their respective affiliates or representatives may have acquired non-public information with respect to the Company or TECfusions which Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to Subscriber, none of the Placement Agents, the Company, TECfusions, the Sponsor or any of their respective affiliates or representatives has acted as a financial advisor or fiduciary to Subscriber.

2.1.18 As of the date of this Subscription Agreement and the Measurement Date, if applicable, Subscriber does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement and the Measurement Date, if applicable, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, Subscriber makes no such representation with respect to any assets of Subscriber managed by an external investment manager pursuant to a separately managed account arrangement.

2.1.19 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Subscriber and its affiliates.

2.1.20 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the subscription and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the subscription and sale of Shares hereunder.

2.1.21 At all times on or prior to the Closing Date and the Measurement Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Shares.

2.1.22 No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Shares to Subscriber.

2.1.23 Subscriber acknowledges that (i) the Company, TECfusions, the Sponsor and the Placement Agents, and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and TECfusions that is not known to Subscriber and that may be material to a decision to purchase the Shares, (ii) Subscriber has determined to purchase the Shares notwithstanding its lack of knowledge of such information, and (iii) none of the Company, TECfusions, the Sponsor or the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to Subscriber, and Subscriber hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, TECfusions, the Sponsor, the Placement Agent and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

2.1.24 Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

2.1.25 Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that none of the Company, the Placement Agents, TECfusions, or any of their respective agents or affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Shares, or made any representations, warranties or guarantees, whether written or oral, regarding the tax consequences of Subscriber’s investment in the Shares.

2.1.26 Subscriber acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Agreement or any agreements or documents issued in connection herewith; provided, however, that the foregoing clause of this Section 2.1.26 shall not give the Company or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase.

2.2 Company’s Representations, Warranties and Agreements. To induce Subscriber to subscribe for the Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Company has all requisite power to execute this Subscription Agreement and perform its obligations hereunder. As of the Closing Date, following the Domestication, the Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware with requisite power and authority to own, lease and operate its assets and properties and conduct its business as it is now being conducted.

2.2.2 As of the Closing Date, the Shares (including any Make-Whole Shares) will be duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares (including any Make-Whole Shares) will be validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL and, in the case of any Make-Whole Shares, will not be subject to any additional shareholder approvals prior to being issued and delivered to Subscriber.

2.2.3 The execution and delivery of this Subscription Agreement has been duly and validly authorized by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (i) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5 Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Shares and the Make-Whole Shares by the Company to Subscriber. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with such offer and sale of Shares and the Make-Whole Shares contemplated by this Subscription Agreement, except for filings pursuant to applicable state securities laws. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares and the Make-Whole Shares pursuant to this Subscription Agreement under the Securities Act.

2.2.6 Neither the Company nor any person acting on its behalf has (a) conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares or (b) offered the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Shares.

2.2.8 No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9 As of their respective dates, all forms, reports, schedules, statements and other documents (the “SEC Reports”) required to be filed or furnished by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, together with any amendments, restatements or supplements thereto, were prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act, as the case may be, and none of the SEC Reports, at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has, since the time of its initial public offering, filed all SEC Reports.

2.2.10 The Company has not entered into any side letter or similar agreement with any Other Subscriber or investor in connection with an Other Subscriber’s or other investor’s direct or indirect investment in the Company, and any Other Subscription Agreement the Company enters into will reflect the same Per Share Price as this Subscription Agreement.

2.2.11 Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

2.2.12 The Company is in compliance with all applicable laws and the conduct of its business except for such noncompliance which would not reasonably be expected to be material to the Company, and the Company has not received written notice alleging any violation of any applicable law in any material respect by the Company.

2.2.13 The authorized share capital of the Company immediately prior to the Closing will be $55,500.00 divided into: (a) 500,000,000 Class A ordinary shares, par value $0.0001 per share, (b) 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”); and (c) 5,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof, and as of immediately prior to the completion of the Transactions (prior to giving effect to (x) any redemption of any Class A ordinary shares held by the Company’s public shareholders in connection with the consummation of the Transactions and (y) the issuance of the Shares and Class A ordinary shares issued pursuant to any Other Subscription Agreement): (i) no Preferred Shares are and will be issued and outstanding; (ii) 34,470,000 Class A ordinary shares are and will be issued and outstanding; (iii) 11,490,000 Class B ordinary shares are and will be issued and outstanding; (iv) up to 8,894,000 warrants to purchase up to an aggregate of 8,894,000 Class A ordinary shares (“Private Placement Warrants”) are and will be outstanding; and (v) up to 17,235,000 redeemable warrants to purchase an aggregate of 17,235,000 Class A ordinary shares (the “Public Warrants”) are and will be outstanding. All (i) issued and outstanding Class A ordinary shares and Class B ordinary shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to any Other Subscription Agreement the Company may enter into prior to Closing and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A ordinary shares or Class B ordinary shares, or any other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. Other than Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Transaction Agreement.

2.2.14 The issued and outstanding Class A ordinary shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “APXT.” There is no action or proceeding pending or, to the knowledge of the Company, threatened in writing against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the Class A ordinary shares or terminate the listing of the Class A ordinary shares on Nasdaq. Except in connection with the Transactions, the Company has not taken any action in an attempt to terminate the registration of the Class A ordinary shares under the Exchange Act.

2.2.15 The Domestication will be duly effected prior to the Closing in accordance with applicable law and the terms disclosed by the Company, and, upon effectiveness of the Domestication, the Shares will automatically convert into duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) as a Delaware corporation.

2.2.16 As of the date hereof, there are no pending, or, to the knowledge of the Company, threatened impediments, delays or adverse developments that would reasonably be expected to prevent, materially delay, or materially impair the completion of the Domestication.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions. The Closing shall occur on the closing date of the Transactions. Upon not less than three (3) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied on a date that is not less than three (3) business days from the date of the Closing Notice, Subscriber shall deliver to the Company at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares in book-entry form. In the event the Closing does not occur within five (5) business days of the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber.

3.2 Conditions to Closing.

The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:

3.2.1 No suspension of the qualification of the Shares for offering or sale or trading under the Nasdaq rules, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2 All representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than those qualified by Subscriber Material Adverse Effect or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date; except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Subscriber Material Adverse Effect.

3.2.3 The Company and the Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.2.4 No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.5 All conditions precedent to the consummation of the Transactions set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transactions, but subject to satisfaction of such conditions as of the consummation of the Transactions); provided that the terms of the Transaction Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits the Subscriber reasonably expects to receive under this Subscription Agreement.

3.2.6 All specified waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

3.2.7 The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

3.2.8 Prior to the Closing Date, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.3. Make-Whole Shares. If, on the date the Initial Registration Statement (as defined below) is declared effective by the SEC (the “Measurement Date”), the closing price of the Company’s Common Stock on the Measurement Date (the “Measurement Price”) is less than $10.00 per share, the Company shall, at its option, either (i) remit to the Subscriber a cash amount, by wire transfer of U.S. dollars in immediately available funds, to an account specified in writing by the Subscriber, equal to the product of (1) the difference between $10.00 and the greater of the Measurement Price and $5.00, multiplied by (2) the number of Shares, or (ii) issue to the Subscriber, for no additional consideration, a number of additional shares of Common Stock (the “Make-Whole Shares”) equal to the quotient obtained by dividing (A) the cash amount that would be payable pursuant to clause (i), calculated after giving effect to the $5.00 per share floor, by (B) the actual Measurement Price, without giving effect to such floor. The Make-Whole Shares (if applicable) shall be issued to the Subscriber (the date of such issuance, the “Make-Whole Shares Issuance Date”) free and clear of all liens, encumbrances and restrictions, other than restrictions arising under applicable federal and state securities laws, and shall be subject to the registration rights set forth in Section 5.

4. Transfer Restrictions.

4.1 The Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, Rule 144 or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement.

4.2 The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

4.3 The Subscriber agrees with the Company that the Subscriber will only sell Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Shares, as set forth in this Section 4 is predicated upon the Company’s reliance upon this understanding.

5. Registration Rights.

5.1 The Company and Subscriber agree that, within twenty (20) business days after the consummation of the Transactions, the Company will file (or confidentially submit) with the SEC a registration statement registering the resale of the Shares (the “Initial Registration Statement”), and, if Make-Whole Shares are issued pursuant to Section 3.3, within forty-five (45) business days after the issuance of such Make-Whole Shares, the Company will file (or confidentially submit) with the SEC a registration statement (or a post-effective amendment to the Registration Statement) registering the resale of the Make-Whole Shares (the “Make-Whole Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”), and the Company shall use its commercially reasonable efforts to have each of the Registration Statements declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof if the SEC notifies the Company that it will “review” the applicable Registration Statement and (ii) ten (10) business days after the Company is notified by the SEC that the applicable Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that the timeframe specified in each of clauses (i) and (ii) shall be extended on a day-for-day basis for any period during which the operations of the SEC are subject to a lapse in appropriations, a government shutdown, or any other cessation, suspension, or material reduction in the operations or staffing of the SEC that prevents or materially delays the SEC from reviewing, processing, or declaring effective the applicable Registration Statement; provided, further, that if the Company fails to cause the applicable Registration Statement to be declared effective within the time period required by this Section 5.1, then the Company shall pay to Subscriber as liquidated damages an amount equal to $10,000 for each Trading Day during which such failure continues, commencing on the first Trading Day after the applicable deadline and continuing until the applicable Registration Statement has been declared effective. Any such amount due under this Section 5.1 shall be payable in cash in immediately available funds, shall be paid within five (5) business days after the applicable Registration Statement has been declared effective by the SEC, and shall not be satisfied through the issuance of Common Stock or any other securities unless Subscriber otherwise agrees in writing. The Company shall not withhold, offset, recoup or otherwise reduce any such penalty against any amounts owed by Subscriber to the Company or any of its affiliates; provided, further, that the Company’s obligations to include the Shares or the Make-Whole Shares, as applicable, and those other Shares of the Company held by Subscriber in each of the Registration Statements are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Shares and/or the Make-Whole Shares as shall be reasonably requested by the Company to effect the registration of the Shares and the Make-Whole Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations (other than a lock-up or other similar agreement restricting the ability of Subscriber to transfer the Shares or the Make-Whole Shares). Subject to its rights hereunder to suspend the use of the prospectus forming a part of a Registration Statement, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of each Registration Statement until the earliest of (i) the date on which the Shares or the Make-Whole Shares, as applicable, may be resold without volume or manner of sale limitations pursuant to Rule 144, (ii) the date on which such Shares or the Make-Whole Shares, as applicable, have actually been sold and (iii) the date which is two (2) years after the Closing (the “Registration Period”). Further notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Shares or the Make-Whole Shares proposed to be registered under each Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares or the Make-Whole Shares by the applicable shareholders or otherwise, each such Registration Statement shall register for resale such number of Shares or Make-Whole Shares, as applicable, which is equal to the maximum number of Shares or Make-Whole Shares, as applicable, as is permitted by the SEC. In such event, the number of Shares or Make-Whole Shares, as applicable, to be registered for each selling shareholder named in each Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will provide a draft of each Registration Statement to Subscriber for review at least five (5) business days in advance of filing each Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in any Registration Statement unless requested by the SEC; provided that if the SEC requests that the Subscriber be identified as a statutory underwriter in any Registration Statement, the Subscriber will have an opportunity to withdraw from each Registration Statement. For purposes of this Section 5.1, “Trading Day” means any day on which Nasdaq is open for trading.

5.2 Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require any Subscriber not to sell under any Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in any Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in any Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause any Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend any Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that any Registration Statement is effective or if as a result of a Suspension Event the applicable Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares and/or the Make-Whole Shares, as applicable, under the applicable Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, (C) such information is already known by Subscriber or publicly available and (D) otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares or the Make-Whole Shares, as applicable, in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares or the Make-Whole Shares, as applicable, shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

5.3 The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under any Registration Statement), the officers, directors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in a Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5.2 hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5.4 Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, trustees, partners, members, managers, stockholders, affiliates, investment advisors and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in a Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5.5 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.6 If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.6 from any person or entity who was not guilty of such fraudulent misrepresentation.

5.7 In the case of any registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:

5.7.1 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions during the Registration Period;

5.7.2 advise Subscriber within five (5) business days:

(a) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and

(b) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth in this Section 5.7.2, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) and (b) above constitutes material, nonpublic information regarding the Company;

5.7.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

5.7.4 upon the occurrence of any event that requires the making of any changes in any Registration Statement or any prospectus forming part of a Registration Statement so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

5.7.5 upon the Subscriber’s request, deliver all the necessary documentation reasonably requested by the Company’s transfer agent for its Common Stock (the “Transfer Agent”) to (i) cause the Transfer Agent to remove the legend set forth above in Section 4.2, as promptly as reasonably practicable and no later than five (5) business days after such request and receipt by the Company of all documents reasonably requested of Subscriber to cause such restrictive legend to be removed and (ii) issue Shares without any such legend in book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at the Subscriber’s option, provided that in each case (a) such Shares are registered for resale under the Securities Act and the Subscriber has sold such Shares pursuant to such registration or (b)(A) the Subscriber has sold or transferred Shares pursuant to Rule 144 and (B) the Company, its counsel or the Transfer Agent have received customary representations and other documentation from the Subscriber and its broker that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by the Company, its counsel or the Company’s transfer agent (collectively, the “Legend Documents”). If the legend set forth above in Section 4.2 is no longer required for the Shares pursuant to the foregoing, the Company shall, reasonably promptly following any request therefor from Subscriber accompanied by such Legend Documents, deliver to its Transfer Agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Shares. The Company shall be responsible for the fees of the Transfer Agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

6. Termination. Except for the provisions of Sections 6, 7 and 9, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement (iii) if any of the conditions to Closing set forth in Section 3.2 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (iv) March 31, 2027; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

7. Miscellaneous.

7.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1 Subscriber acknowledges that the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 2.1 of this Subscription Agreement.

7.1.2 The Company acknowledges and agrees that the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Company contained in Section 2.2 of this Subscription Agreement.

7.1.3 The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.4 The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

7.1.5 Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.1.6 Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

7.2 No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the Measurement Date. For purposes of this Section 7.2, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

7.3 Facilitation of Rule 144 Sales. With a view to making available to you the benefits of Rule 144 that may, at such times as Rule 144 is available to you, as a shareholder of the Company, permit you to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to file all reports and other materials to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144 to enable you to sell the Shares under Rule 144. The Company agrees to furnish to Subscriber, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

7.4 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company (prior to the Transactions closing), to:

Apex Treasury Corporation
2035 Regatta Drive
Vero Beach, Florida 32693
Attention: Ajmal Rahman; Hugh Cochrane
E-mail: [***]

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Michael Heinz; David Stewart; Jason Hyatt
E-mail: [***]

(iii) if to the Company (following the Transactions closing), to:

TECfusions, Inc.
19995 US 19 Highway

Clearwater, FL 33764
Attention: Denis Minihane
E-mail: [***]

with a required copy to (which copy shall not constitute notice):

Paul Hastings LLP

2050 M Street, N.W.

Washington, DC 20036
Attention: Brad Bondi; Gil Savir; Steve Camahort; Sean Donahue
E-mail: [***]

7.5 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7.1.1 and Section 7.1.2, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.6 Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

7.7 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.8 Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided, however, Subscriber may transfer its rights and obligations hereunder to another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate), provided, that no such transfer shall release Subscriber of its obligations hereunder.

7.9 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

7.10 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

7.11 Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of Delaware. Each of the parties hereto agrees that service of any process, summons, notice or document in the manner set forth in Section 7.4 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 7.11. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of Delaware for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

7.12 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.13 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.15 No Broker or Finder; Expenses. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

7.16 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.17 Counterparts and Electronic Signatures. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Subscription Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Subscription Agreement or in any other certificate, agreement or document related to this Subscription Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

7.18 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.19 Mutual Drafting. This Subscription Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.20 Several and Not Joint. The obligations of the Subscriber and each Other Subscriber are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

8. Disclosure. The Company shall, within one (1) business day immediately following the date of this Subscription Agreement, file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing all material terms of the transactions contemplated by this Subscription Agreement and the Transaction Agreement, and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Form 8-K. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company on the Form 8-K filed and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Subscriber, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 8; provided that, in the case of such disclosures by the Company, the Company shall reasonably consult with Subscriber regarding such disclosure, in each case, to the extent such disclosure specifically names Subscriber.

9. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s final prospectus relating to its initial public offering dated October 27, 2025 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

APEX TREASURY CORPORATION

By:	/s/ Paul Sykes
Name:	Paul Sykes
Title:	Chief Financial Officer

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: /s/ Hartley Wasko	By:
Name: Hartley Wasko	Name:
Title: CEO	Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

Hartley Wasko

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)
Eleven Ventures LLC Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address: [***]

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: __________________________	Joint Subscriber’s EIN: ________________

Business Address-Street:	Mailing Address-Street (if different):

[***]

City, State, Zip:	City, State, Zip:

Attn: Hartley Wasko	Attn:

Telephone No.: __________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Shares subscribed for: 3,500,000

Aggregate Purchase Price: $35,000,000.

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]